Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-269107) on Form S-8 and registration statement (No. 333-269228) on Form S-3 of our report dated March 8, 2023, with respect to the consolidated financial statements of Sitio Royalties Corp. and subsidiaries.

/s/ KPMG LLP

Denver, Colorado

March 8, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.